UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2022

Entergy Mississippi, LLC
(Exact name of registrant as specified in its charter)

Texas	1-31508	83-1950019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 East Peal Street, Jackson, Mississippi		39201
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(601) 368-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 4.90% Series due October 2066	EMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 14, 2022, Entergy Mississippi, LLC (the “Company”), as borrower, entered into the Credit Agreement (the “Credit Agreement”), with the Banks named therein, as Banks, and Citibank, N.A. (“Citibank”), as Administrative Agent.  The Credit Agreement provides the Company with a $150 million unsecured revolving credit facility which may be increased to an amount not to exceed $175 million at the Company’s request.   Borrowings under the facility mature and are payable on the termination date for the facility, July 14, 2024.  The term of the Credit Agreement and the maturity date of borrowings thereunder may be extended for one year at the Company’s request and upon the satisfaction of certain conditions. As of April 14, 2022, there were no loans outstanding under the Credit Agreement.

 The Credit Agreement contains certain customary covenants, including restrictions on the Company pledging its assets and restrictions on certain asset sales.  It also contains a covenant that requires the Company to maintain a consolidated debt ratio of 65% or less of its total capitalization. Borrowings under the revolving credit facility bear interest at a variable interest rate reflecting either (A) a spread over term SOFR for either a 1 month period or a three month period or (B) Base Rate. Base Rate is equal to the greater of (i) Citibank’s base rate, (ii) the federal funds rate plus ½ of 1%, or (iii) SOFR for the interest period of 1 month plus 1.10%. The facility also provides for a commitment fee based on average daily unused amount of the commitments and the Company’s senior unsecured debt rating, which commitment fee is currently 0.125% of the undrawn commitment amount. The Company’s obligations under the Credit Agreement may be accelerated upon an event of default, which includes non-payment of principal or interest, breach of representation or warranty, breach of covenant, cross-default, bankruptcy, material judgments, ERISA events, a change of control occurs with respect to the Company and Entergy Corporation ceases to own, directly or indirectly, at least 80% of the Company’s common equity.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety be reference to the Credit Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Credit Agreement dated as of April 14, 2022, among Entergy Mississippi, LLC, as Borrower, the banks named therein, as Banks, and Citibank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Mississippi, LLC
(Registrant)
Date: April 14, 2022
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer

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